SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Date of report (Date of earliest event reported): JANUARY 20, 1997



BOSTON SCIENTIFIC CORPORATION
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(Exact name of registrant as specified in charter)

Commission file number:  1-11083


DELAWARE					04-2695240
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(State or other				         (IRS employer
 jurisdiction of				 identification no.)
 incorporation)



One Boston Scientific Place, Natick, Massachusetts	01760-1537
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(Address of principal executive offices)               (Zip code)



Registrant's telephone number, including area code:	(508) 650-8000
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ITEM 5.	OTHER EVENTS

	On January 20, 1997, Boston Scientific Corporation
(the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Target Therapeutics, Inc. ("Target") and Patriot Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), pursuant to which Merger Sub will merge (the "Merger") with and into Target. Pursuant to the Merger Agreement, shareholders of Target will receive 1.07 shares of the Company's common stock in exchange for each share of Target common stock. The Merger, valued at $1.1 billion, is expected to be accounted for as a pooling-of-interests and to qualify as a tax-free reorganization.

	The Merger is expected to close during the second calendar quarter of 1997 and is subject to the approval of shareholders of Target Therapeutics and regulatory approval. Goldman, Sachs & Co. is serving as financial advisors to Target Therapeutics and has issued a fairness opinion to the Target Therapeutics board of directors with respect to the proposed combination.
Lehman Brothers is serving as financial advisors to the Company.



ITEM 7.	         FINANCIAL STATEMENTS, PRO FORMA
		FINANCIAL INFORMATION AND EXHIBITS

		Exhibit Number	         Description
		-------------------	--------------

			99.1		Press Release of Boston Scientific
     			         	Corporation, dated January 20, 1997


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	SIGNATURES


	Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:   February 5, 1997	     By:	 /s/  Paul W. Sandman
                                       ----------------------------
                      			Name:    Paul W. Sandman
                      			Title:   Senior Vice President and
                      			         General Counsel